UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 7, 2022

il2m INTERNATIONAL CORP.

  (Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-176587 (Commission File No.)	27-3492854 (IRS Employer Identification No.)

10333 HARWIN DRIVE. Suite 305

 Houston, TX 77036

(Address of principal executive offices, including zip code)

(725) 255-8895

(Registrant’s telephone number, including area code)

 370 Amapola Ave., Suite 200-A Torrance, CA 90501

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01	Changes in Control of Registrants.

On June 28th, 2022, il2m International Corporation, (“ILIM”) a Nevada corporation, controlled by Frank I Igwealor sold its control block preferred stock of the Company, to Mrs. Kristin Simpson-Oloso, the owner of Aamani Healthcare Group, LLP Subsequent to the sale, Mr. Frank I Igwealor who was the sole member of the Board and President, Secretary and Treasurer of the Company resigned from these positions. Mrs.Oloso, the controlling shareholder of the Company, took over all the positions that were previously held by Mr. Igwealor.

Item 5.02 Departure of Directors or Certain Officers. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28th,2022, following a change of control transaction that was completed on July 07, 2022, the Company appointed Mrs. Kristin Simpson-Oloso as the sole member of the Board, Chairman, President, CEO, Secretary and Treasurer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: On July 7th, 2022

IL2M International Corporation

By:	/s/ Kristin Simpson-Oloso
Kristin Simpson-Oloso
Chairman, CEO, CFO, President and Director